Exhibit 10.62

SBA COMMUNICATIONS CORPORATION

$300,000,000 0.375% Convertible Senior Notes due 2010

Purchase Agreement

March 20, 2007

Lehman Brothers Inc.,

Citigroup Global Markets Inc.,

Deutsche Bank Securities Inc.

As Representatives of the several

Initial Purchasers listed on

Schedule 1 hereto

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

SBA Communications Corporation, a Florida corporation (the “Company”), proposes to issue and sell to the initial purchasers listed on Schedule 1 hereto (collectively, the “Initial Purchasers”) $300,000,000 principal amount of its 0.375% Convertible Senior Notes due 2010 (the “Firm Securities”) and, at the option of the Initial Purchasers, up to an additional $50,000,000 principal amount of its 0.375% Convertible Senior Notes due 2010 (the “Additional Securities” and, together with the Firm Securities, the “Securities”). The Securities will be issued pursuant to the Indenture, to be dated as of the Closing Date (as defined in Section 2(c)) (as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof, the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

The Securities will be convertible into fully paid, nonassessable shares of Class A common stock of the Company, par value $0.01 per share (the “Common Stock”), on the terms, and subject to the conditions, set forth in the Indenture. As used herein, “Conversion Shares” means the shares of Common Stock issuable upon conversion of the Securities.

The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated as of the Closing Date, between the Company and you, as representatives (the “Representatives”) of the Initial Purchasers

(the “Registration Rights Agreement”), pursuant to which the Company will agree to file with the Securities and Exchange Commission (the “Commission”) a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Registration Statement”), pursuant to which the Company will register the resale of the Securities and the Conversion Shares under the Securities Act, subject to the terms and conditions therein specified.

The Company hereby confirms its agreement with the Initial Purchasers concerning the purchase and sale of the Securities, as follows:

1. Offering Memorandum. The Company has prepared a preliminary offering memorandum, dated March 20, 2007 (the “Preliminary Offering Memorandum”), and will prepare an offering memorandum, dated the date hereof (the “Final Offering Memorandum”), setting forth information concerning the Company, the Securities and the Conversion Shares. Copies of the Preliminary Offering Memorandum have been, and copies of the Final Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Final Offering Memorandum in connection with the offering and resale of the Securities and the Conversion Shares by the Initial Purchasers in the manner contemplated by this Agreement.

Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum. References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Final Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein.

At or prior to the time when sales of the Securities were first made or confirmed by the Initial Purchasers (the “Time of Sale”), the following information shall have been prepared (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto.

2. Purchase and Resale of the Securities by the Initial Purchasers. The Company agrees to issue and sell the Firm Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the principal amount of Firm Securities set forth opposite that Initial Purchaser’s name in Schedule 1 hereto, plus any additional principal amount of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 8, at a purchase price equal to 97.75% of the principal amount thereof (the “Purchase Price”).

In addition, on the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the

Initial Purchasers the Additional Securities, and each Initial Purchaser shall have the right, severally and not jointly, to purchase the principal amount of Additional Securities that bears the same proportion to the aggregate principal amount of Additional Securities to be sold on the Additional Closing Date as the principal amount of Firm Securities set forth in Schedule 1 hereto opposite the name of such Initial Purchaser bears to the aggregate principal amount of Firm Securities, at the Purchase Price plus accrued interest, if any, from the Closing Date (as defined below) to the Additional Closing Date, solely to cover over-allotments, if any. If you exercise such option, you shall so notify the Company in writing not later than thirty (30) calendar days after the date of this Agreement, which notice shall specify the principal amount of Additional Securities to be purchased by the Initial Purchasers and the date on which such Additional Securities are to be purchased. Such date may be the same as the Closing Date but not earlier than the Closing Date and not later than ten (10) Business Days after the date of such notice.

(a) The Company understands that the Initial Purchasers intend to offer the Securities for resale pursuant to Rule 144A under the Securities Act (“Rule 144A”) on the terms set forth in the Time of Sale Information and the Final Offering Memorandum. Each Initial Purchaser severally represents, warrants and agrees with the Company that:

(i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) under the Securities Act;

(ii) it is purchasing the Securities pursuant to an exemption under the Securities Act;

(iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

(iv) it has solicited offers and will solicit offers for the Securities only from, and has offered, sold and delivered and will offer, sell and deliver the Securities only to persons whom it reasonably believes to be QIBs or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a QIB to whom notice has been given that such sale is being made in reliance on Rule 144A.

The Company acknowledges and agrees that, subject to the terms and conditions of this Agreement, the Initial Purchasers may offer and sell Securities to or through any affiliates of the Initial Purchasers and that any such affiliate may offer and sell Securities purchased by it to or through the Initial Purchasers.

(b) Payment for the Firm Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Initial Purchasers at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York at 10:00 a.m., New York City time, on March 26, 2007, or at such other time or place on the same or such other date, not later than the fifth (5th) Business Day after March 26, 2007, as the Initial Purchasers and the Company may agree upon in writing.

(c) Payment for any Additional Securities shall be made on the date and at the time and place specified by the Initial Purchasers in the written notice of the Initial Purchasers’ election to purchase such Additional Securities. The time and date of such payment for the Firm Securities is referred to herein as the “Closing Date” and the time and date for such payment for the Additional Securities, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

Certificates for the Firm Securities and Additional Securities shall be in global form, registered in such names and in such denominations as you shall request in writing not later than one (1) full Business Day prior to the Closing Date or the Additional Closing Date, as the case may be. The certificates evidencing the Firm Securities and Additional Securities shall be delivered to you on the Closing Date or the Additional Closing Date, as the case may be, for the account of the Initial Purchasers, with any documentary stamp taxes or other taxes payable in connection with the issuance of the Securities to the Initial Purchasers duly paid by the Company, against payment of the Purchase Price therefor plus accrued interest, if any, to the Additional Closing Date on the Additional Closing Date.

(d) The Company acknowledges and agrees that each Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities and Conversion Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Initial Purchasers are not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to the Company with respect thereto. Any review by the Initial Purchasers of the Company and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchasers and shall not be on behalf of the Company.

(e) Each Initial Purchaser agrees that, prior to or simultaneously with the confirmation of sale by the Initial Purchaser to any purchaser of any of the Securities purchased by the Initial Purchaser from the Company pursuant hereto, the Initial Purchaser shall furnish to that purchaser a copy of the Final Offering Memorandum. In addition to the foregoing, each Initial Purchaser acknowledges and agrees that the Company, and for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 6(i) and (j), counsel for the Company and for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of each Initial Purchaser and its compliance with its agreements contained in this Section 2, and each Initial Purchaser hereby consents to such reliance.

3. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Initial Purchasers that:

(a) Preliminary Offering Memorandum, Time of Sale Information and Final Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date and as of any Additional Closing Date, as the case may be, will not, and the Final Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date and as of any Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any information contained in or omitted from the Preliminary Offering Memorandum, any Time of Sale Information or the Final Offering Memorandum in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Company by the Initial Purchasers expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information or the Final Offering Memorandum (the “Initial Purchasers’ Information”), which information is identified in Section 14.

(b) Additional Written Communications. The Company (including its agents and representatives, other than the Initial Purchasers in its capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities except for (i) the Preliminary Offering Memorandum and the Final Offering Memorandum, (ii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, and (iii) other written communications used in accordance with Section 4(c).

(c) Incorporated Documents. The documents incorporated by reference in the Time of Sale Information and the Final Offering Memorandum, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended and the applicable rules and regulations of the Commission thereunder (the “Exchange Act”), and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Time of Sale Information and the Final Offering Memorandum, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Financial Statements. The consolidated historical financial statements, together with the related notes thereto, included or incorporated by reference in each of the Time of Sale Information and the Final Offering Memorandum fairly present the financial position of the Company at the respective dates indicated and the results of operations and cash flows for the respective periods indicated, in each case in accordance with generally accepted accounting principles (“GAAP”) consistently applied throughout such periods. The other financial information and data included or incorporated by reference in each of the Time of Sale Information and the Final Offering Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

(e) No Material Adverse Change. Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in each of the Time of Sale Information and the Final Offering Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in each of the Time of Sale Information and the Final Offering Memorandum; and, since such date, there has not been any change in the capital stock or long-term debt of the Company on a consolidated basis or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in each of the Time of Sale Information and the Final Offering Memorandum.

(f) Organization and Good Standing. The Company is duly incorporated and validly existing and in good standing under the laws of Florida with all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in each of the Time of Sale Information and the Final Offering Memorandum, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except to the extent that the failure to be duly registered or qualified or in good standing, would not, individually or in the aggregate, have caused a material adverse effect on the general affairs, management, consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Company and the subsidiaries taken as a whole (a “Material Adverse Effect”), and none of the subsidiaries of the Company other than SBA CMBS-1 Holdings LLC, SBA CMBS-1 Guarantor LLC, SBA Telecommunications, Inc., SBA Senior Finance Inc., SBA Senior Finance II LLC, SBA Properties, Inc., SBA Network Services, Inc., SBA Towers, Inc., SBA Sites, Inc., SBA Structures, Inc. and SBA CMBS-1 Depositor LLC(collectively, the “Significant Subsidiaries”) is a “significant subsidiary” as such term is defined in Rule 405 under the Securities Act.

(g) Each of the subsidiaries of the Company is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization, with all requisite power and authority to own, lease and operate its properties and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to be duly registered or qualified would not, individually or in the aggregate, have caused a Material Adverse Effect. The Company and the subsidiaries, as a whole, conduct their business as described in each of the Time of Sale Information and the Final Offering Memorandum.

(h) Capitalization of the Company. The Company has an authorized capitalization as set forth in each of the Time of Sale Information and the Final Offering Memorandum, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in each of the Time of Sale Information and the Final Offering Memorandum.

(i) Capitalization of the Company’s Subsidiaries. All of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable, are owned directly or indirectly by the Company, and (except as set forth in each of the Time of Sale Information and the Final Offering Memorandum with respect to shares subject to liens under or pursuant to the Second Loan and Security Agreement Supplement and Amendment, dated as of November 6, 2006, entered into among SBA Properties, Inc., SBA Towers, Inc., SBA Puerto Rico, Inc., SBA Sites, Inc., SBA Towers USVI, Inc., and SBA Structures, Inc., as borrowers, and Midland Loan Services, Inc., as Servicer on behalf of LaSalle Bank National Association as Trustee, as amended, supplemented or otherwise modified from time to time, the “Mortgage Loan” and the Credit Agreement, dated as of December 21, 2005, by and among SBA Senior Finance II LLC and the lenders from time to time parties thereto, as amended, supplemented or otherwise modified from time to time (the “Revolving Senior Credit Agreement”) free and clear of all liens, encumbrances, equities, claims or adverse interests.

(j) Full Power. The Company has full right, power and authority to execute and deliver this Agreement, the Securities, the Indenture and the Registration Rights Agreement (collectively, the “Transaction Documents”), and the Company has full right, power and authority to perform its obligations hereunder and thereunder; and, as of the Closing Date, all corporate action required to be taken for the due and proper authorization, execution, issuance and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been or will have been duly and validly taken. The Company has the full right, power and authority to issue and deliver the Conversion Shares.

(k) The Indenture. The Indenture has been duly authorized and, assuming the due authorization, execution and delivery of the Indenture by the Trustee, constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and similar laws relating to or affecting creditors’ rights and to general equity principles; on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to and indenture that is qualified thereunder; and the Indenture conforms in all material respects to the descriptions thereof in each of the Time of Sale Information and the Final Offering Memorandum.

(l) The Securities. The Securities have been duly authorized and, when issued and delivered by the Company and paid for by the Initial Purchasers pursuant to this Agreement and duly authenticated by the Trustee will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, and will be enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and similar laws relating to or affecting creditors’ rights and to general equity principles; and the Securities conform in all material respects to the descriptions thereof in each of the Time of Sale Information and the Final Offering Memorandum. The Securities will be convertible into Common Stock in accordance with their terms and the terms of the Indenture.

(m) The Conversion Shares. The Conversion Shares have been duly authorized by the Company and reserved for issuance by the Company upon such conversion by all necessary corporate action and such Conversion Shares, when issued upon such conversion, will be duly issued, fully paid and non-assessable, and the issuance of such Conversion Shares will not be subject to preemptive or similar rights of any shareholder of the Company arising by law, under the charter or by-laws of the Company or under any agreement to which the Company or any of its subsidiaries is a party. No holder of the Conversion Shares will be subject to personal liability by reason of being such a holder.

(n) Purchase Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(o) Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and, when duly executed and delivered on the Closing Date in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and similar laws relating to or affecting creditors’ rights and to general equity principles, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy considerations.

(p) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Final Offering Memorandum. The statements set forth in each of the Time of Sale Information and the Final Offering Memorandum under the caption “Description of Notes” and “Registration Rights,” insofar as they purport to constitute a summary of the material terms of the Securities, under the captions

“Material United Stated Federal Income and Estate Tax Considerations” and “Plan of Distribution,” insofar as they purport to describe the provisions of the documents referred to therein, fairly summarize in all material respects the matters referred to therein. The statements set forth in each of the Time of Sale Information and the Final Offering Memorandum under the captions “Description of Capital Stock,” insofar as they purport to constitute a summary of the material terms of the Common Stock fairly summarize in all material respects the matters referred to therein.

(q) No Violation or Default. Neither the Company nor any of the Significant Subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, other than, a default or violation described in clauses (ii) and (iii) which is not reasonably likely to have a Material Adverse Effect.

(r) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with, or result in a breach or violation of any of the terms or provisions of, or (including with the giving of notice or the lapse of time or both) constitute a default under (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, (ii) the provisions of the charter, by-laws or other organizational documents of the Company or any of its subsidiaries, (iii) any internal policy of the Company or any of its subsidiaries or (iv) to the knowledge of the Company, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except in the cases of clause (i) or (iv), such breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect.

(s) No Consents Required. No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance, authentication, sale and delivery of the Securities and the Conversion Shares in accordance with the terms and conditions of the Indenture and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, including the use of proceeds therewith as described in the Time of Sale Information and the Final Offering Memorandum, except for such consents, approvals, authorizations, orders, filings and registrations which shall have been obtained or made prior to the Closing Date or as may be required to be obtained or made under the Trust Indenture Act, the Securities

Act and applicable state securities laws as contemplated in the Registration Rights Agreement.

(t) No Legal Impediment to Issuance. No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Securities or the issuance of the Conversion Shares in accordance with the terms and conditions of the Indenture or suspends the sale of the Securities in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries which would prevent or suspend the issuance, authentication, sale or delivery of the Securities or the use of the Time of Sale Information or the Final Offering Memorandum in any jurisdiction; no action, suit or proceeding is pending against or, to the best knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Securities or in any manner reasonably draws into question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and the Company has complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Time of Sale Information and the Final Offering Memorandum.

(u) Legal Proceedings. There are no legal or governmental proceedings pending or, to the knowledge of the Company or its subsidiaries, threatened against the Company or any of its subsidiaries or to which any of their respective properties is subject, that are not disclosed in the Time of Sale Information and the Final Offering Memorandum and which are reasonably likely to have a Material Adverse Effect or to materially affect the issuance of the Securities.

(v) Independent Accountants. Ernst & Young LLP, who have certified certain financial statements of the Company, whose report appears in the Form 10-K incorporated by reference into the Time of Sale Information and the Final Offering Memorandum and who have delivered the initial letter referred to in Section 6(h), are independent public accountants as required by the Securities Act and the applicable rules and regulations of the Commission thereunder and were independent accountants under the guidelines of the American Institute of Certified Public Accountants as required by the Securities Act and the applicable rules and regulations of the Commission thereunder during the periods covered by the financial statements on which they reported incorporated by reference into the Time of Sale Information and the Final Offering Memorandum.

(w) Title to Real and Personal Property. The Company and each of its subsidiaries have good and marketable title in fee simple to or a leasehold interest in all real property and good and valid title to all personal property owned by them, in each case free and clear of all liens, encumbrances, defects, equities or claims except for liens contemplated by the Mortgage Loan, the Revolving Senior Credit Agreement or as are otherwise described in each of the Time of Sale Information and the Final Offering

Memorandum or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such assets by the Company and its subsidiaries taken as a whole; and the present and contemplated use of the assets owned or leased by the Company or any of its subsidiaries for the operation of towers is in compliance in all material respects with all applicable zoning ordinances and regulations and other laws and regulations where failure so to comply would result, or create reasonable risk of resulting, in a Material Adverse Effect.

(x) Title to Intellectual Property. The Company and each of its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, in each case except as could not reasonably be expected to have a Material Adverse Effect.

(y) No Undisclosed Relationships. No material relationship, direct or indirect, exists between or among the Company and the Significant Subsidiaries on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of the Company and the Significant Subsidiaries on the other hand, that would be required by the Securities Act to be described in a registration statement filed with the Commission and that is not so described in each of the Time of Sale Information and the Final Offering Memorandum.

(z) Investment Company Act. Neither the Company nor any of its subsidiaries is currently or will be, upon the sale of the Securities in accordance herewith and the application of the net proceeds therefrom as described in each of the Time of Sale Information and the Final Offering Memorandum under the caption “Use of Proceeds,” an “investment company” within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(aa) Taxes. Each of the Company and its subsidiaries has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon except where such failure would not have a Material Adverse Effect, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries nor does the Company or any of its subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company, would have a Material Adverse Effect.

(bb) FCC and FAA Matters. The Company and its subsidiaries (i) have duly and timely filed all material reports, registrations and other material filings, if any, which are required to be filed by it or any of its subsidiaries under the Communications Act of 1934, any similar or successor federal statute, and the rules of the Federal Communications Commission (the “FCC”) thereunder or any other applicable law, rule or regulation of any governmental authority, including the FCC and the Federal Aviation Authority (the “FAA”), other than such filings for which the failure to file would not result, or would not be reasonably likely to result, in a Material Adverse Effect and (ii) are in compliance with all such laws, rules, regulations and ordinances, including those promulgated by the FCC and the FAA, other than such compliance for which the failure to comply would not result, or would not be reasonably likely to result, in a Material Adverse Effect. All information provided by or on behalf of the Company or any affiliate in any material filing, if any, with the FCC and the FAA relating to the business of the Company and its subsidiaries was, to the knowledge of such person at the time of filing, complete and correct in all material respects when made, and the FCC and the FAA have been notified of any substantial or significant changes in such information as may be required in accordance with applicable requirements of law. The industry-related, tower-related and customer-related data and estimates included or incorporated by reference in each of the Time of Sale Information and the Final Offering Memorandum are based on or derived from sources which the Company believes to be reliable and accurate. For each existing tower of the Company (or of its subsidiaries) not yet registered with the FCC where registration will be required, the FCC’s grant of an application for registration of such tower will not have a significant environmental effect as defined under Section 1.1307(a) of the FCC’s rules.

(cc) No Labor Disputes. Neither the Company nor any of its subsidiaries is involved in any strike or labor dispute with any group of employees, and, to the knowledge of the Company or any of its subsidiaries, no such action or dispute is threatened, which might be expected to have a Material Adverse Effect.

(dd) Compliance With Environmental Laws. There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any of its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms “hazardous wastes,” “toxic wastes,” “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(ee) Compliance With ERISA. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred nor expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) except where such liability would not have a Material Adverse Effect, Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ff) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer or persons performing similar functions by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of December 31, 2006; and (iii) are effective in all material respects to perform the functions for which they were established. Based on the evaluation of its disclosure controls and procedures as of December 31, 2006, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls that has not been remedied, except as described in each of the Time of Sale Information and the Final Offering Memorandum or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(gg) Accounting Controls. The Company and its subsidiaries have a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of its consolidated financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the reported accountability for assets is compared with existing assets at reasonable intervals.

(hh) Insurance. The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

(ii) No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(jj) Solvency. On the Closing Date and immediately after giving effect to the issuance of the Securities and the consummation of the other transactions related thereto as described in each of the Time of Sale Information and the Final Offering Memorandum, the Company will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the probable liabilities of the Company on its total existing debts and other liabilities (including contingent liabilities, computed at the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities (including such contingent liabilities) as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Time of Sale Information and the Final Offering Memorandum, the Company has not incurred, and does not propose to incur, debts that would be beyond its ability to pay as such debts and other liabilities mature; (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) the Company is not a defendant in any civil action that would result in a judgment that the Company is or would become unable to satisfy.

(kk) No Material Adverse Effect. Since the date of the latest audited consolidated financial statements of the Company incorporated by reference in each of the Time of Sale Information and the Final Offering Memorandum, neither the Company nor any of its subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, in each case not in the ordinary course of business, and that is material to the Company and its subsidiaries, taken as a whole, and there has been no Material Adverse Effect, nor to the Company’s knowledge, after due inquiry, any development or event involving a prospective Material Adverse Effect and, except as disclosed in or contemplated by each of the Time of Sale Information and the Final Offering Memorandum, since the date of the latest audited consolidated financial statements of the Company incorporated by reference in each of the Time of Sale Information and the Final Offering Memorandum, there has been no (i) dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (ii) issuance of securities, other than the securities issued pursuant to the the Company’s 1999 Equity Participation Plan, the Company’s 2001 Equity Participation Plan, the Company’s 1999 Employee Stock Purchase Plan and shares of common stock of the Company issued pursuant to the registration statements on Form S-4 (File Nos. 333-71460, 333-46730 and 333-139005) or (iii) material increase in short-term or long-term debt of the Company on a consolidated basis.

(ll) No Restrictions on Subsidiaries. Except as described in the Time of Sale Information or the Final Offering Memorandum, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(mm) Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Final Offering Memorandum, as of its respective date, contains all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(nn) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(oo) No General Solicitation. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D.

(pp) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2(a), it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Final Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(qq) No Stabilization. Neither the Company, nor to its knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock (including the Conversion Shares) to facilitate the sale or resale of such shares.

(rr) Margin Rules. Neither the issuance, authentication, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Time of Sale Information and the Final Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(ss) Sarbanes-Oxley Act. The Company is and, to the knowledge of the Company, the Company’s directors and officers (in their capacities as such) are in compliance in all material respects with any applicable provision of the U.S. Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, other than such failures relating to the Company’s assessment and evaluation of its application of lease accounting and leasehold depreciation practices and the resulting conclusion: (i) that the Company’s disclosure controls and procedures were not effective as of December 31, 2004; (ii) that a material weakness in the Company’s internal control over financial reporting existed as of December 31, 2004; and (iii) that the Company’s internal control over financial reporting was not effective as of December 31, 2004.

4. Further Agreements of the Company. The Company agrees with the Initial Purchasers that:

(a) Delivery of Copies. The Company will deliver to the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information and the Final Offering Memorandum (including all amendments and supplements thereto) as the Initial Purchasers may reasonably request.

(b) Offering Memorandum, Amendments or Supplements. Before finalizing the Preliminary Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Final Offering Memorandum, the Company will furnish to the Initial Purchasers and counsel for the Initial Purchasers a copy of the proposed Preliminary or Final Offering Memorandum or such amendment or supplement for review, and will not distribute any such proposed Preliminary or Final

Offering Memorandum, amendment or supplement to which the Initial Purchasers reasonably object.

(c) Additional Written Communications. Before using, authorizing, approving or referring to any “written communication” (as defined in the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities (an “Issuer Written Communication”) (other than written communications that are listed on Annex A hereto, the Preliminary Offering Memorandum and the Final Offering Memorandum), the Company will furnish to the Initial Purchasers and counsel for the Initial Purchasers a copy of such written communication for review and will not use, authorize, approve or refer to any such written communication to which the Initial Purchasers reasonably object.

Prior to the Closing Date, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Initial Purchasers are notified), without the prior written consent of the Initial Purchasers, unless in the judgment of the Company and its counsel, and after notification to the Initial Purchasers, such press release or communication is required by law.

(d) Notice to the Initial Purchasers. The Company will advise the Initial Purchasers promptly, and confirm such advice in writing, (i) of the occurrence of any event which makes any statement of a material fact made in any of the Time of Sale Information or the Final Offering Memorandum (as then amended or supplemented) untrue or which requires the making of any additions to or changes in any of the Time of Sale Information or the Final Offering Memorandum (as then amended or supplemented) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information or the Final Offering Memorandum or the initiation or, to the best knowledge of the Company, threatening of any proceeding for that purpose; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities and Conversion Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information or the Final Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance of the Time of Sale Information and the Final Offering Memorandum. (1) If at any time prior to the Closing Date or the Additional

Closing Date, as the case may be, (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including, if applicable, such document to be incorporated by reference therein) will not, in light of the circumstances under which they were made, be misleading or so that the Time of Sale Information will comply with law, and (2) if at any time prior to the completion of the resale of the Securities by the Initial Purchasers (i) any event shall occur or condition shall exist as a result of which the Final Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Final Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Final Offering Memorandum to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Final Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Final Offering Memorandum as so amended or supplemented (including, if applicable, such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Final Offering Memorandum is delivered to a purchaser, be misleading or so that the Final Offering Memorandum will comply with law.

(f) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Final Offering Memorandum under the heading “Use of Proceeds.”

(h) Supplying Information. While the Securities or the Conversion Shares remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities or Conversion Shares and prospective purchasers of the Securities or Conversion Shares designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(i) PORTAL and DTC. The Company will assist the Initial Purchasers in arranging for the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages (“PORTAL”) Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. (the “NASD”) relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through The Depository Trust Company (“DTC”).

(j) Listing. The Company will use its reasonable best efforts to effect and maintain the listing of any Conversion Shares on the NASDAQ Global Select Market, the NASDAQ Select Market, the New York Stock Exchange (“NYSE”) or another U.S. national securities exchange or established automated over-the-counter trading market in the United States of America.

(k) No Resales by the Company. During the two-year period from the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities or Conversion Shares that have been acquired by any of them, except for Securities or Conversion Shares purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(l) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(m) No General Solicitation. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; or (ii) offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offering and sale of the Securities and the Conversion Shares as contemplated by this Agreement, any of the Time of Sale Information and the Final Offering Memorandum.

(n) No Stabilization. Neither the Company, nor to its knowledge, any of its affiliates, will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities or the Common Stock and neither the Company nor any of its affiliates has taken or will take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Securities.

(o) Clear Market. Except as provided in Section 4(p), during the period from the date hereof through and including the date that is ninety (90) calendar days after the date hereof, the Company will not, without the prior written consent of the Initial Purchasers, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.

(p) Lock-Up. For a period of ninety (90) calendar days following the date of this Agreement, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Commission and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock (other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights or shares issued pursuant to registration statements on Form S-4 in connection with acquisition transactions or earn-out obligations under acquisition transactions) or substantially similar securities, or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock or substantially similar securities (other than the grant of options pursuant to option plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representatives (it being understood the Company may issue Common Stock issuable upon the conversion of the Securities and the Company may enter into the convertible note hedge and warrant option transactions in connection with the issuance of the Securities as described in each of the Time of Sale Information and the Final Offering Memorandum); and to cause Jeffrey A. Stoops to furnish to the Initial Purchasers, prior to the Closing Date, a letter substantially in the form of Exhibit A hereof.

(q) Conversion Shares. The Company will reserve and keep available at all times, free of preemptive rights, the maximum number of Conversion Shares.

(r) Conversion Price. Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price or conversion rate of the Securities.

(s) No Action. The Company will not initiate any action prior to the Closing Date which would require any of the Time of Sale Information or the Final Offering Memorandum to be amended or supplemented pursuant to Section 4(e).

5. Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby severally represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities or the Conversion Shares other than (i) the Time of Sale Information and the Final Offering Memorandum, (ii) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Time of Sale Information or the Final Offering Memorandum, (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c) above, (iv) any written communication prepared by the Initial Purchasers and approved by the Company in advance in writing or (v) any written communication relating to or that contains the terms of the Securities or the Conversion Shares and/or other information that was included or incorporated by reference in the Time of Sale Information or the Final Offering Memorandum.

6. Conditions of Initial Purchasers’ Obligations. The obligation of the Initial Purchasers to purchase the Firm Securities on the Closing Date or the Additional Securities on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(b) The Time of Sale Information and Final Offering Memorandum. The Time of Sale Information and the Final Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchasers as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchasers may agree. If any event shall have occurred that requires the Company under Section 4(e) to prepare an amendment or supplement to any of the Time of Sale Information and the Final Offering Memorandum, such amendment or supplement shall have been prepared, the Initial Purchasers shall have been given a reasonable opportunity to comment thereon, and copies thereof shall have been delivered to the Initial Purchasers reasonably in advance of the Closing Date or the Additional Closing Date, as the case may be.

(c) Ongoing Compliance of the Time of Sale Information and Final Offering Memorandum. The Initial Purchasers shall not have discovered and disclosed to the Company (1) on or prior to the Closing Date that any of the Time of Sale Information contains an untrue statement of fact which, in the opinion of counsel for the Initial Purchasers, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary to make the statements therein not misleading and (2) on or prior to the Closing Date that the Final Offering Memorandum (and any amendments or supplements thereto) contains an untrue statement of fact which, in the opinion of counsel for the Initial Purchasers, is material or omits to state any fact which, in the opinion of such counsel, is material and necessary to make the statements therein not misleading.

(d) Required Corporate Actions. All corporate proceedings and other legal matters incident to the authorization, form and validity of the Transaction Documents, the Time of Sale Information and the Final Offering Memorandum (and any amendments or supplements thereto), and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(e) No Downgrade. Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(f) No Material Adverse Change. (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Information and the Final Offering Memorandum (exclusive of any amendment or supplement thereto) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Information and the Final Offering Memorandum or (ii) otherwise than as set forth or contemplated in the Time of Sale Information and the Final Offering Memorandum (exclusive of any amendment or supplement thereto), since such date there shall not have been any change in the capital stock, except pursuant to the Company’s 1999 Equity Participation Plan, 2001 Equity Participation Plan, the Company’s 1999 Employee Stock Purchase Plan, shares of common stock of the Company issued pursuant to the registration statements on Form S-4 (File Nos. 333-71460, 333-46730 and 333-139005) or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, that would have a Material Adverse Effect, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the payment for and delivery of the Securities being delivered on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Final Offering Memorandum (exclusive of any amendment or supplement thereto).

(g) Officers’ Certificates. The Initial Purchasers shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the Company’s chief executive officer or president and chief financial officer stating that (i) such officers have carefully reviewed the Time of Sale Information and the Final Offering Memorandum; (ii) to the best knowledge of such officers, the Time of Sale Information, at the time of sale and at the Closing Date, did not, and the Final Offering Memorandum, as of its date and at the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of each of the Time of Sale Information and the Final Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to any of the Time of Sale Information and the Final Offering Memorandum so that the Time of Sale Information and the Final Offering Memorandum (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact necessary to make the statements therein, under the light of the circumstances under which they were made, not misleading; and (iii) as of the Closing Date or the Additional Closing Date, as the case may be, the representations and warranties of the Company in this Agreement are true and correct, the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be.

(h) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Ernst & Young LLP shall have furnished to the Initial Purchasers, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Time of Sale Information and the Final Offering Memorandum; provided that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three (3) Business Days prior to such Closing Date or such Additional Closing Date, as the case may be.

(i) Opinion of Counsel for the Company. Holland & Knight LLP, counsel for the Company, shall have furnished to the Initial Purchasers, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect set forth in Annex C hereto.

(j) Opinion and Statement of Counsel for the Initial Purchasers. The Initial Purchasers shall have received on and as of the Closing Date an opinion and statement of Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, with respect to such matters as the Initial Purchasers may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k) Opinion of FCC Counsel for the Company. Wiley Rein LLP, FCC counsel for the Company, shall have furnished to the Initial Purchasers, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

(l) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities or the issuance of the Conversion Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities or the issuance of the Conversion Shares.

(m) No Rule 144A Invalidation. There shall not have occurred any invalidation of Rule 144A under the Securities Act by any court or withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the judgment of the Initial Purchasers would materially impair the ability of the Initial Purchasers to purchase, hold or effect resales of the Securities contemplated hereby.

(n) Good Standing. The Initial Purchasers shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its subsidiaries listed on Schedule 2 in their respective jurisdictions of incorporation or formation and their good standing as foreign entities in such other jurisdictions as the Initial Purchasers may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(o) Indenture and Securities. The Indenture shall have been duly executed and delivered by the Company and the Trustee, and the Securities shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

(p) Registration Rights Agreement. The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been duly executed and delivered by the Company.

(q) PORTAL and DTC. The Securities shall have been approved by the NASD for trading in the PORTAL Market and shall be eligible for clearance and settlement through DTC.

(r) Listing. The NASDAQ Global Select Market System shall have approved the Conversion Shares for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(s) No Default. There shall exist at and as of the Closing Date or the Additional Closing Date, as the case may be, no conditions that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the Mortgage Loan and the Revolving Senior Credit Agreement.

(t) Market Events. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the NYSE, the NASDAQ Global Select Market, the NASDAQ Select Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a material disruption in securities settlement, payment or clearance services in the United States, (iii) a banking moratorium shall have been declared by federal or state authorities, (iv) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity, crisis or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity, crisis or emergency makes it impractical or inadvisable to proceed with the completion of the offering or sale of and payment for the Securities, or (v) the occurrence of any other calamity, crisis (including without limitation as a result of terrorist activities), or material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Securities being delivered on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Final Offering Memorandum or that, in the judgment of the Representatives, would materially and adversely affect the financial markets or the markets for the Securities and/or debt securities.

(u) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers may reasonably request.

(v) Lock-up Agreement. The Company shall have furnished to the Initial Purchasers on the date hereof a letter substantially in the form of Exhibit A hereof from Jeffrey A. Stoops addressed to the Initial Purchasers.

(w) Note Hedge and Warrant. The conditions to the effectiveness of the convertible note hedge and warrant option transactions in connection with the issuance of the Securities, as described in each of the Time of Sale Information and the Final Offering Memorandum, shall have been satisfied.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7. Indemnification and Contribution.

(a) Indemnification of the Initial Purchasers. The Company agrees to indemnify and hold harmless the Initial Purchasers, their respective affiliates, directors and officers and each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or any of the other Time of Sale Information, any Issuer Written Communication, the Final Offering Memorandum (or any amendment or supplement thereto), in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities or in any information provided by the Company pursuant to Section 4(e), any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Initial Purchasers’ Information.

(b) Indemnification of the Company. Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its affiliates, directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Initial Purchasers’ Information.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Initial Purchasers, their respective affiliates, directors and officers and any control persons of the Initial Purchasers shall be designated in writing by the Initial Purchasers and any such separate firm for the Company, its directors and officers and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) calendar days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company or information supplied by the Company or Initial Purchasers’ Information supplied by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall the Initial Purchasers be required to contribute any amount in excess of the amount by which the total discounts and commissions received by the Initial Purchasers with respect to the offering of the Securities exceeds the amount of any damages that the Initial Purchasers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Defaulting Initial Purchasers. If, on any Closing Date or Additional Closing Date, as the case may be, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Initial Purchasers shall be obligated to purchase the Securities that the defaulting Initial Purchasers agreed but failed to purchase on such Closing Date or Additional Closing Date, as the case may be, in the respective proportions which the principal amount of the Firm Securities set forth opposite the name of each remaining non-defaulting Initial Purchaser in Schedule 1 hereto bears to the aggregate principal amount of the Firm Securities set forth opposite the names of all the remaining non-defaulting Initial Purchasers in Schedule 1 hereto; provided, however, that the remaining non-defaulting Initial Purchasers shall not be obligated to purchase any of the Securities on such Closing Date or Additional Closing Date, as the case may be, if the aggregate principal amount of the Securities that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 9.09% of the aggregate principal amount of the Securities to be purchased on such Closing Date or Additional Closing Date, as the case may be, and any remaining non-defaulting Initial Purchaser shall not be obligated to purchase more than 110% of the principal amount of the Securities that it agreed to purchase on such Closing Date or Additional Closing Date, as the case may be, pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Initial Purchasers shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Securities to be purchased on such Closing Date or Additional Closing Date, as the case may be. If the remaining Initial Purchasers do not elect to purchase the principal amount of Securities that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such Closing Date or Additional Closing Date, as the case may be, this Agreement (or, with respect to any Additional Closing Date, the obligation of the Initial Purchasers to purchase the Additional Securities) shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Section 10. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 8, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company for damages caused by its default. If other Initial Purchasers are obligated or agree to purchase the Securities of a defaulting or withdrawing Initial Purchaser, either the remaining Initial Purchasers or the Company may postpone the Closing Date or Additional Closing Date, as the case may be, for up to seven (7) full Business Days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Final Offering Memorandum or in any other document or arrangement.

9. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers, in the absolute discretion of the Initial Purchasers, by notice given to the Company prior to the delivery of and payment for the Securities if, prior to that time, any of the events described in Section 6(e), 6(f), 6(l), 6(m) and 6(t) shall have occurred.

10. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities or Conversion Shares and any taxes payable in that connection; (ii) the costs incident to (x) the preparation and printing of the Preliminary Offering Memorandum, any Issuer Written Communication, any Time of Sale Information and the Final Offering Memorandum (including all exhibits, amendments and supplements thereto) and the distribution thereof and (y) the preparation and filing under the Securities Act of the Registration Statement; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities or the Conversion Shares under the laws of such jurisdictions as the Initial Purchasers may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers not to exceed $15,000); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) any fees charged by rating agencies for rating the Securities; (ix) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (x) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on the PORTAL Market and the approval of the Securities for book-entry transfer by DTC; (xi) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (xii) all expenses and application fees related to the listing of the Conversion Shares on the NASDAQ Global Select Market, the NASDAQ Select Market, the NYSE or another U.S. national securities exchange or established automated over-the-counter trading market in the United States of America.

(b) If (i) this Agreement is terminated pursuant to Section 9 (other than due to the events described in Section 6(l) and 6(m)), (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase and resale of the Securities contemplated hereby.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of the Initial Purchasers referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from the Initial Purchasers shall be deemed to be a successor merely by reason of such purchase.

12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Initial Purchasers.

13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or required by law or executive order to remain closed; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.

14. Initial Purchasers’ Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Initial Purchasers’ Information consists solely of the following information in the Time of Sale Information or the Final Offering Memorandum: the third paragraph, the fifth and sixth sentences of the ninth paragraph, the eleventh paragraph, the twelfth paragraph, the sixteenth paragraph and the second sentence of the seventeenth paragraph under the heading “Plan of Distribution” in the Final Offering Memorandum.

15. Miscellaneous. (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Initial Purchasers c/o Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019; Attention: Syndicate Registration (fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 7(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (fax: (212) 520-0421). Notices to the Company shall be given to it at SBA Communications Corporation, 5900 Broken Sound Parkway NW, Boca Raton, Florida 33487; Attention: Jeffrey A. Stoops (fax: (561) 997-0343) and Attention: Thomas P. Hunt (fax: (561) 989-2941), with a copy to Holland & Knight LLP, 701 Brickell Avenue,, Suite 3100, Miami, Florida 33131; Attention: Kara L. MacCullough, Esq. (fax: (305) 679-6311).

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

(c) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(d) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

SBA COMMUNICATIONS CORPORATION

By	/s/ Jeffrey A. Stoops
Name:	Jeffrey A. Stoops
Title:	President and CEO

Accepted: March 20, 2007

LEHMAN BROTHERS INC.

By	/s/ Michael Sherman
Name:	Michael Sherman
Title:	Managing Director, Head of Convertible Origination

CITIGROUP GLOBAL MARKETS INC.

By	/s/ William Ortner
Name:	William Ortner
Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.

By	/s/ J.S. Amling
Name:	J.S. Amling
Title:	Vice Chair / Managing Director

By	/s/ Malcolm Morris
Name:	Malcolm Morris
Title:	Managing Director

Each for itself and as a Representative of the other Initial Purchasers.

Schedule 1

Initial Purchasers

Initial Purchasers	Principal Amount
Lehman Brothers Inc.	$120,000,000
Citigroup Global Markets Inc.	78,750,000
Deutsche Bank Securities Inc.	78,750,000
J.P. Morgan Securities Inc.	11,250,000
Raymond James & Associates, Inc.	11,250,000

Total	$300,000,000

i

Schedule 2

Subsidiaries Providing Good Standing Certificates

SBA CMBS-1 Holdings LLC
SBA CMBS-1 Guarantor LLC
SBA Telecommunications, Inc.
SBA Senior Finance, Inc.
SBA Senior Finance II LLC
SBA Properties, Inc.
SBA Network Services, Inc.
SBA Towers, Inc.
SBA Sites, Inc.
SBA Structures, Inc.
SBA CMBS-1 Depositor LLC

ii

Annex A

Additional Time of Sale Information

1.	List each document provided as an amendment or supplement to the Preliminary Offering Memorandum.

2.	Term sheet containing the terms of the securities, substantially in the form of Annex B.

A-1

Annex C

Form of Opinion of Holland & Knight LLP

1. The Company and each of its Significant Subsidiaries are corporations or limited liability companies organized, validly existing and in good standing under the laws of the State of Florida and Delaware as set forth in Schedule __ and have all requisite power and authority necessary to own or to hold their respective properties and conduct the businesses in which they are engaged.

2. The Company has all requisite power and authority to execute, deliver and perform its obligations under the Transaction Documents.

3. The Company has an authorized capitalization as set forth in the Time of Sale Information and the Final Offering Memorandum, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in each of the Time of Sale Information and the Final Offering Memorandum; and all of the issued shares of capital stock or all of the issued membership interests of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free of any adverse claims except liens under the Mortgage Loan and the Revolving Senior Credit Agreement, as set forth in each of the Time of Sale Information and the Final Offering Memorandum.

4. There are no preemptive rights under federal or Florida law to subscribe for or purchase shares of the Common Stock. There are no preemptive or other rights to subscribe for or purchase, nor any restriction upon the voting or transfer of, any shares of the Common Stock pursuant to the Company’s Fourth Amended and Restated Articles of Incorporation or Amended and Revised By-laws or any agreement or other instrument known to us.

5. The execution, delivery and compliance by the Company with all of the provisions of each of the Transaction Documents and the consummation of the transactions contemplated thereby will not result in any violation of the provisions of the Fourth Amended and Restated Articles of Incorporation, as amended, or Amended and Revised By-laws of the Company, or the Articles of Incorporation, Certificate of Incorporation, Articles of Organization, Bylaws, Operating Agreement, or Limited Liability Company Agreement of any of its Significant Subsidiaries or any United States or Florida statute or any order, rule or regulation known to us of any Florida court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties or assets; and there is no consent, approval, authorization or order of, or filing or registration with, any other United States or Florida or, to our knowledge, any other court or governmental body or agency or any federal court is required for the execution, delivery and performance of each of the Transaction Documents by the Company and the issuance and delivery of the Securities by the Company on the date hereof pursuant to the Transaction Documents and the consummation of the transactions contemplated thereby, except for such consents, approvals, authorizations, orders, filings or registrations as have been obtained or made and such as may be required under the Securities Act, state securities laws and The Nasdaq Stock Market LLC in connection with the purchase and distribution of such Securities by the Initial Purchasers and the listing of the Conversion Shares on the Nasdaq Global Select Market.

6. The Purchase Agreement has been duly and validly authorized, executed and delivered by the Company.

7. The Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Initial Purchasers, is a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing).

8. The statements set forth in the Preliminary Offering Memorandum and the Final Offering Memorandum under the captions “Description of Notes,” “Registration Rights” and “Description of Capital Stock,” insofar as they purport to summarize certain provisions of the terms of the Securities and the Company’s capital stock (including the Common Stock), fairly summarize, in all material respects, the matters referred to therein.

9. To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened against the Company or any of its subsidiaries, or to which any of their respective properties, is subject, that are not disclosed or incorporated by reference in each of the Time of Sale Information and the Final Offering Memorandum and which are reasonably likely to have a Material Adverse Effect or to materially affect the issuance and sale of the Securities.

10. No registration of the Securities or the Conversion Shares under the Securities Act, and no qualification of the Indenture under the Trust Indenture Act, is required for the offer and sale of the Securities by the Company to the Initial Purchasers or the reoffer and resale of the Securities by the Initial Purchasers to the initial purchasers therefrom or in connection with the conversion of the Securities into Conversion Shares solely in the manner contemplated by the Preliminary Offering Memorandum and the Final Offering Memorandum, the Purchase Agreement, the Registration Rights Agreement and the Indenture.

11. None of the execution, delivery or performance of each of the Transaction Documents by the Company or the issuance and delivery of the Securities by the

Company on the Closing Date or the Additional Closing Date, as the case may be, pursuant to the Purchase Agreement (a) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under any agreement listed on a certificate of an officer of the Company as being the material agreements of the Company and its subsidiaries taken as a whole (the “Material Agreements”) and attached hereto as Schedule __, (b) violates or will violate any of the court and administrative orders, writs, judgments and decrees specifically directed to the Company and identified to us by the Senior Vice President and General Counsel of the Company as being material to the Company and its subsidiaries taken as a whole (the “Court Orders”), if any, issued by any federal or Florida governmental agency or body, or (c) results in any violation known to us of any federal or Florida statute, rule or regulation (other than federal and state securities laws, which are addressed elsewhere herein), except in each case such breaches, conflicts or defaults that, individually or in the aggregate, would not have a Material Adverse Effect.

12. The statements made in the Preliminary Offering Memorandum and the Final Offering Memorandum under the caption “Material United States Federal Income and Estate Tax Considerations,” insofar as they purport to summarize certain matters of United States federal tax law and regulations or legal conclusions with respect thereto, fairly summarize, in all material respects, the matters referred to therein.

13. The Company is not an “investment company” within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

14. The Indenture has been duly authorized, executed and delivered by the Company and, assuming that the Indenture is the valid and legally binding obligation of the Trustee, is a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing). Notwithstanding the foregoing, we express no opinion as to the validity, legally binding effect or enforceability of any provision of the Indenture that requires or relates to the payment of any interest at a rate or in an amount which a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture.

15. The Securities have been duly authorized, executed and issued by the Company and, assuming due authentication of the Securities by the Trustee in accordance with the terms of the Indenture and payment and delivery of the Securities in accordance with the Purchase Agreement, the Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing). Notwithstanding the foregoing, we express no opinion as to the validity, legally binding effect or enforceability of any provision of the Securities that requires or relates to the payment of any interest at a rate or in an amount which a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture.

16. The Conversion Shares issuable upon conversion of the Securities have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Conversion Shares will not be subject to any preemptive or similar rights under (A) Florida law or (B) the Fourth Amended and Restated Articles of Incorporation, as amended, or the Amended and Revised By-laws of the Company, or (C) to the knowledge of such counsel, any other agreement.

In addition, such counsel shall also have furnished to the Initial Purchasers a written statement, addressed to the Initial Purchasers and dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers, to the effect that (x) such counsel has acted as counsel to the Company on a regular basis, has acted as counsel to the Company in connection with previous financing transactions and has acted as counsel to the Company in connection with the preparation of the Time of Sale Information and the Final Offering Memorandum, and (y) based on the foregoing, nothing has come to the attention of such counsel that causes it to believe that:

(a) the Preliminary Offering Memorandum (including the documents incorporated by reference therein), together with the pricing term sheet listed on Annex B of the Purchase Agreement, as of the Time of Sale, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(b) the Final Offering Memorandum (including the documents incorporated by reference therein), as of its date and as of the Closing Date or the Additional Closing Date, as the case may be, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

except that in each case such counsel need express no opinion with respect to the financial statements or other financial and statistical data contained or incorporated by reference in or omitted from the Preliminary Offering Memorandum or the Final Offering Memorandum. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Preliminary Offering Memorandum or the Final Offering Memorandum, except to the extent set forth in paragraphs 8 and 12 above.

Insofar as the opinions expressed in paragraphs 6,7, 14 and 15 above relate to or are dependent upon matters governed by the law of the State of New York, we understand that you have relied upon the opinion of Simpson Thacher & Bartlett LLP.

Exhibit A

FORM OF LOCK-UP AGREEMENT

March 20, 2007

Lehman Brothers Inc.,

Citigroup Global Markets Inc.,

Deutsche Bank Securities Inc.

As Representatives of the several

Initial Purchasers listed on

Schedule 1 hereto

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Re: SBA Communications Corporation

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Initial Purchasers”) propose to enter into a Purchase Agreement (the “Purchase Agreement”) providing for the offering (the “Offering”) by the Initial Purchasers of $300,000,000 aggregate principal amount of Convertible Senior Notes due 2010 (the “Securities”) ($350,000,000 aggregate principal amount if the Initial Purchasers exercise the over-allotment option in full), of SBA Communications Corporation, a Florida corporation (the “Company”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

In consideration of the execution of the Purchase Agreement by the Initial Purchasers, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Representatives, on behalf of the Initial Purchasers, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge (other than pledges existing on the date hereof), or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Class A Common Stock, par value $0.01 per share (the “Common Stock”), of the Company, (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock (other than shares of Common Stock issued pursuant

Ex-A-1

to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights) or substantially similar securities owned by the undersigned on the date of execution of this Lock-Up Agreement or on the date of the completion of the Offering, or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock or substantially similar securities (other than the grant of options pursuant to employee benefit plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the sixtieth (60th) day after the date of the Final Offering Memorandum relating to the Offering (such sixty (60)-day period, the “Lock-Up Period”).

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

It is understood that, if the Company notifies the Initial Purchasers that it does not intend to proceed with the Offering, if the Purchase Agreement does not become effective, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities, the undersigned will be released from its obligations under this Lock-Up Agreement.

The undersigned understands that the Company and the Initial Purchasers will proceed with the Offering in reliance on this Lock-Up Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to the Purchase Agreement, the terms of which are subject to negotiation between the Company and the Initial Purchasers.

[Signature page follows]

Ex-A-2

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:

Ex-A-3